Exhibit No. 32

Barnwell Industries, Inc.

Certification Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Barnwell Industries, Inc. (the “Company”) on Form 10-Q for the quarter ended December 31, 2021 as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned officers of the Company does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	February 11, 2022	/s/ Alexander C. Kinzler
Name: Alexander C. Kinzler
Title: President, Chief Executive Officer, Chief Operating Officer, General Counsel

Dated:	February 11, 2022	/s/ Russell M. Gifford
Name: Russell M. Gifford
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.

A signed original of the written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.